Exhibit 10.1

June 17, 2025

Plus Therapeutics, Inc.

4200 Marathon Blvd., Suite 200

Austin, Texas 78756

Re: Letter Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of March 4, 2025 (the “Purchase Agreement”), by and among Plus Therapeutics, Inc. (the “Company”) and each of the other parties party thereto (each, an “Investor” and collectively, the “Investors”). Capitalized terms used but not defined in this letter agreement (this “Agreement”) shall have the meanings ascribed to them in the Purchase Agreement. Pursuant to the Purchase Agreement, the Company sold to the Investors, in a private placement (the “Private Placement”), an aggregate of 28,042,140 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) (or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu thereof), 28,042,140 Series A common warrants (the “Series A Warrants”) to purchase shares of Common Stock (the “Series A Warrant Shares”), and 28,042,140 Series B common warrants (the “Series B Warrants”) to purchase shares of Common Stock (the “Series B Warrant Shares”). In connection with the Purchase Agreement, on March 4, 2025, the Company entered into the Registration Rights Agreement with the Investors, pursuant to which the Investors were granted certain registration rights.

Pursuant to Section 5.5 of the Purchase Agreement, the Purchase Agreement may be amended by the Company and Purchasers who purchased at least 67% in interest of the Private Placement Shares and Pre-Funded Warrants based on the initial Subscription Amounts thereunder.

Pursuant to Section 5.12 of the Series A Warrants, each Series A Warrant may be amended by the Company and a majority-in-interest of holders of the Series A Warrants issued pursuant to the Purchase Agreement.

Pursuant to Section 5.12 of the Series B Warrants, each Series B Warrant may be amended by the Company and a majority-in-interest of holders of the Series B Warrants issued pursuant to the Purchase Agreement.

Pursuant to Section 6(d) of the Registration Rights Agreement, the Registration Rights Agreement may be amended by the Company and holders of 50.1% or more of the then outstanding Registrable Securities (as defined in the Registration Rights Agreement).

In consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the undersigned Investors and the Company hereby agree as follows:

1. Amendment of the Purchase Agreement; Termination of Registration Rights Agreement. Effective as of the date hereof, Section 4.11 (under the heading “Subsequent Equity Sales”) of the Purchase Agreement shall be removed in its entirety. Effective as of the date hereof, the Registration Rights Agreement shall be terminated in full and rendered null and void, and all past, current, or future obligations of the Company under the Registration Rights Agreement shall be extinguished.

2. Cancellation of Series A Warrants. Effective as of the date hereof, all Series A Warrants shall be terminated in full and rendered null and void, and all past, current, or future obligations of the Company under the Series A Warrants shall be extinguished.

3. Issuance of A&R Series B Warrants. Effective as of the date hereof, (i) all Series B Warrants held by the Investors listed on Exhibit A-1 hereto shall exchanged, pursuant to Section 3(a)(9) of the Securities Act, for warrants in the form of Exhibit B hereto (each, an “A&R Series B Warrant”), with each such A&R Series B Warrant exercisable for a number of shares of Common Stock set forth opposite the name of the applicable Investor on Exhibit A-1, and (ii) all Series B Warrants held by the Investors listed on Exhibit A-2 hereto shall be exchanged, pursuant to Section 3(a)(9) of the Securities Act, for warrants in the form of the A&R Series B Warrant, with each such A&R Series B Warrant exercisable for a number of shares of Common Stock set forth opposite the name of the applicable Investor on Exhibit A-2 hereto. Each A&R Series B Warrant will have an alternative cashless exercise feature with a ratio of 1:1.

4. Return of Private Placement Shares and Pre-Funded Warrants. Within five (5) business days of the Company’s written request, each of the undersigned Investors agrees to return any Private Placement Shares and Pre-Funded Warrants held by it as of the date hereof to the Company. Any Private Placement Shares and Pre-Funded Warrants not so returned by an Investor shall reduce the Make-Whole Amount (as defined below) applicable to such Investor by a value of $0.66 per Private Placement Share and $0.659 per Pre-Funded Warrant.

5. Subsequent Financings. When the Company shall raise any capital on or subsequent to July 1, 2025, whether through a subsequent financing transaction, asset sale, sale of equity or debt securities or otherwise (each, a “Subsequent Financing”), the Company shall remit 90% of the proceeds received therefrom (after deducting offering expenses and underwriting discounts and commissions or placement agent fees) to the Investors, until each Investor has received cash equal to 115% of such Investor’s Make-Whole Amount (the “Maximum Amount”). As used herein, “Make-Whole Amount” means, with respect to an Investor, the amount equal to (a) such Investor’s Subscription Amount as set forth on its signature page to the Purchase Agreement, minus (b) the aggregate amount of gross cash proceeds (the “Resale Amount”) the Investor has received as of the date of this Agreement from selling any securities received pursuant to the Purchase Agreement or from selling any securities received upon exercise of any securities received pursuant to the Purchase Agreement, in each case, to any third-party.

(a)

Manner of Payments. Payments made to any Investor pursuant to this Section 5 shall be made on the 15th and 28th of each calendar month, pro rata in proportion to such Investor’s Make-Whole Amount, relative to the sum of all Make-Whole Amounts for all Investors.

(b)

Investor Acknowledgement. Each Investor acknowledges and understands that the Company is obligated to meet Nasdaq’s continued listing criteria, including requirements regarding maintenance of stockholders’ equity thresholds. Accordingly, while the Company agrees to use commercially reasonable efforts to ensure that each Investor receives its Maximum Amount, each Investor further acknowledges and agrees that, notwithstanding the foregoing, the Company shall become obligated to remit proceeds to such Investor only when a Subsequent Financing is consummated.

6. Representations and Warranties.

(a)	The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

(b)

Each Investor represents and warrants that (i) it is the sole owner and holder of the Private Placement Shares and Pre-Funded Warrants set forth on its signature page of the Purchase Agreement, and has not assigned, transferred, sold, pledged, conveyed or otherwise disposed of (or attempted any of the foregoing with respect to) such securities, (ii) has the power and authority to execute and deliver this Agreement, (iii) the calculation of its Make-Whole Amount set forth on its signature page to this Agreement is true and correct; and (iv) the calculation of the number of Series B Warrant Shares underlying the Series B Warrant held by it as of date hereof, as set forth on Exhibit A-2 hereto, is true and correct.

7.

Public Disclosure. On or before 9:30 a.m. Eastern Time on the business day immediately after the date hereof, the Company will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder.

8.

Independent Rights. Nothing contained in this Agreement, and no action taken by any Investor pursuant hereto, shall be deemed to constitute such Investor and the other parties hereto as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Investor and the other parties hereto are in any way acting in concert or as a group with respect to the transactions contemplated by this Agreement and the Company acknowledges that any Investor and the other parties hereto are not acting in concert or as a group with respect to the transactions contemplated by this Agreement or any other agreement with the same terms as this Agreement. The Company and each Investor confirms that such Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of such Investor’s own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other party hereto to be joined as an additional party in any proceeding for such purpose.

9.

Equal Treatment. By executing this Agreement, each undersigned Investor and the Company agree that the terms of this Agreement do not violate Sections 4.12 and 5.5 of the Purchase Agreement, Section 5.12 of the Series A Warrant and Section 5.12 of the Series B Warrant. Each undersigned Investor and the Company agree not to take any position to the contrary.

10.

Release. Each party hereto agrees to release and discharge each other party hereto, severally and not jointly, from any and all claims, potential claims, demands or causes of action, judgements, liabilities or other obligations, whether known or unknown, existing, contingent or otherwise, suspected or unsuspected, asserted or unasserted, that each such party has, had or may have against each such other party, (i) arising from the date of the Purchase Agreement through the date of this Agreement, in connection with any exercise of the Series B Warrants and the delivery of Series B Warrant Shares; or (ii) arising from fulfillment of the transactions contemplated hereby.

11.

Injunctive Relief. The parties acknowledge and agree that any failure by the Company to timely deliver shares of Common Stock upon exercise of any such A&R Series B Warrant in accordance with its terms described in section 2.4.1 will result in irreparable harm to the applicable holder of such A&R Series B Warrant for which there may be no adequate remedy at law. Accordingly, in the event of any such failure, each holder of any such A&R Series B Warrant shall be entitled to seek specific performance and injunctive or other equitable relief to enforce the delivery of such shares, in addition to any other rights or remedies available to such holder at law or in equity. The Company hereby waives, and agrees not to assert, any defense that a remedy at law would be adequate in any such action for specific performance or injunctive relief.

12. General.

(a)

Except as set forth herein or as contemplated hereby, there are no amendments, modifications or waivers to the Purchase Agreement, Series A Warrants, Series B Warrants, Pre-Funded Warrants or Registration Rights Agreement. Except as modified by this Agreement, all rights previously available to holders of the Series B Warrants shall remain in full force and effect. Notwithstanding anything herein to the contrary, each undersigned Investor hereby agrees that any shares of Common Stock delivered pursuant to a notice of exercise by such Investor under its Series B Warrant prior to the date hereof were delivered timely and otherwise in compliance with the terms of the Series B Warrant and the Purchase Agreement.

(b)

This Agreement contains and comprises the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all previous covenants and agreements of any kind between the parties with respect to such subject matter. The terms of this Agreement shall not be amended or changed except in writing and signed by a duly authorized representative of each party. This Agreement shall be binding on and inure to the benefit of each party, their successors and assigns.

(c)	Any shares of Common Stock issued pursuant to exercise of the Series B Warrants as of the date hereof are not subject to forfeiture.

(d)

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provisions or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(e)

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

[Signature Pages Follow]

Very truly yours,

INVESTOR:

By:	______________________________________________
Name:
Title:

Calculation of the Investor’s Make-Whole Amount (defined in Section 5 of the Agreement)

(a)	As set forth on the Investor’s signature page to the Purchase Agreement, the Purchaser’s Subscription Amount is $_______________________________.

(b)	As demonstrated by brokerage statements or documentation reasonably acceptable to the Company, the Investor’s Resale Amount is $__________________________.

(a) – (b)	The Investor’s Make-Whole Amount is $___________________________.

In lieu of disclosing the Investor’s Resale Amount and Make-Whole Amount, Investor may instead check the following box affirming that the Make-Whole Amount is $0.00 ☑

SIGNATURE PAGE TO LETTER AGREEMENT

Acknowledged and accepted:

PLUS THERAPEUTICS, INC.

By:	__________________________________________
Name:
Title:

SIGNATURE PAGE TO LETTER AGREEMENT

Annex A

The Company hereby makes the following representations and warranties to each Investor:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, as amended, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and Nasdaq rules and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

(c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the filings required pursuant to this Agreement. No additional listing application is required to be filed with Nasdaq in connection with the transactions contemplated by this Agreement, nor do Nasdaq rules require that shareholder approval be obtained to enter into and fulfill the terms of this Agreement.

(d) Rule 144. To the Company’s knowledge, the transactions contemplated by this Agreement do not negatively impact any investor’s right to “tack” back to a prior holding period vis-à-vis the Series B Warrants for purposes of compliance with Rule 144 of the Securities Act of 1933, as amended.

Exhibit A-1

Exhibit A-2

Exhibit B

Form of A&R Series B Warrant